UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 21, 2007


                             QUIKBYTE SOFTWARE, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                              -------------------
                 (State or other jurisdiction of incorporation)



 33-28465-LA                                              33-0344842
----------------------------                             -------------------
(Commission File Number)                                 (I.R.S. Employer
                                                         Identification No.)

                       7609 Ralston Road, Arvada, CO 80002
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               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code: (303) 422-8127


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

     The Company elected Reed Clayson, Redgie Green and Wesley F. Whiting as Directors effective February 20, 2007.

REED CLAYSON: President & Director since 2003, has Undergraduate Degrees, physics and journalism, Utah State University 1953 and 1963. He is a former Ph.D. candidate (physics) at UCLA in parallel with full-time employment. He has also done graduate work in English and physics at USU.

He has completed successful proposals/grant applications, often followed by project direction or support, for U.S Dept. of Interior, National Science Foundation, DOE INEEL Laboratory, DOD, U.S. Vet. Admin., US EPA, US Dept. of Justice, state, and local agencies, and some major commercial firms.

He has been an officer and director in Evergreen Associates, Inc. 2000-2004, Resource Science, Inc. 2003-2006, Quikbyte Software, Inc. 2003-2006 and Synfuels Engineering Development, Inc. 1981-Present.


REDGIE GREEN, age 53, Secretary, Treasurer, and Director, has been Secretary and Director of Sun River Energy, Inc. since 1998. Mr. Green had been co-owner and operator of Green's B&R Enterprises, a wholesale donut baker since 1983-2006. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green was a director of Colorado Gold & Silver, Inc. in 2000. He was a director for Houston Operating Company in late 2004 until December 2004. He recently served as a director for Mountains West Exploration, Inc in 2005. He is a Director of Cavion Technologies, Inc. (2006) and Aspeon, Inc. (2006), and Captech Financial Group, Inc. (2006). He served as a director of Baymark Technologies, Inc. 2005-2006.

     WESLEY F. WHITING, President and Director, age 73. Mr. Whiting was President, director, and Secretary of Berge Exploration, Inc. (1978-88) and President, Vice President, and director of NELX, Inc. (1994-1998), and was Vice President and director of Intermountain Methane Corporation (1988-1991), and President of Westwind Production, Inc. (1997-1998). He was a director of Kimbell deCar Corporation from 1998, until 2000 and he has been President and a director of Dynadapt System, Inc. since 1998. He was a Director of Colorado Gold & Silver, Inc. from 1999 to 2000. He was President and director of Business Exchange Holding Corp. from 2000 to 2002 and Acquisition Lending, Inc. (2000-2002). He was director and Vice President of Utilitec, Inc, 1999 to 2002, and has been Vice President and director of Agro Science, Inc. since 2001. He was President and director of Premium Enterprises, Inc. From October 2002 to December 31, 2002. He is Vice President and director of Evergreen Associates, Inc. and Resource Science, Inc. He was appointed Director and Secretary of BSA SatelLINK, Inc. in 2002. He was President and Director of Fayber Group, Inc. 2003, 2005 when he resigned. He is a director and secretary of Jagged Edge Mountain Gear, Inc. since 2005. He has also been Director of Life USA, Inc. since 2003. He served as a director of Baymark Technologies, Inc. 2005-2006. He is a director of Cavion Technologies, Inc. (2006) and Aspeon, Inc. (2006).

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

     On February 20, 2007 the Company held a Shareholder Meeting. As a result of this meeting the shareholders approved a name change to a name to be determined by the Board of Directors and authorized an amendment to the Articles of Incorporation. The shareholders also authorized a reverse split of the common stock on an up to one for two hundred basis, to be determined by the Board and authorized an appropriate amendment to the Company's Articles.

     Also, the shareholders approved a reduction in authorized capital from 500,000,000 to 250,000,000 common shares and from 10,000,000 to 2,000,000 preferred shares. This will be reflected in Articles of Amendment to the Articles of Incorporation.

     Shareholders also approved Jaspers + Hall PC as 2006 auditors.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 21, 2007                             QUIKBYTE SOFTWARE, INC.



                                                  By: /s/ Reed Clayson
                                                  ---------------------------
                                                  Reed Clayson, President